UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2010

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2010, Accelrys, Inc. (the “Company”) entered into a separation agreement with Mr. Paul Burrin, (the “Separation Agreement”), pursuant to which Mr. Burrin resigned as Senior Vice President and Chief Marketing Officer of the Company. Per the Separation Agreement, Mr. Burrin will receive a total severance amount of $142,500 over six months and will be eligible for reimbursement of COBRA medical insurance payments for up to six months from August 1, 2010. Mr. Burrin also remains eligible to receive a bonus pursuant to the Company’s Management Incentive Plan for the first quarter of fiscal year 2011 (the “Incentive Plan”) as determined by the Company’s board of directors in accordance with the terms of the Incentive Plan. The Company’s severance obligations are conditioned upon Mr. Burrin’s compliance with certain non-competition and non-solicitation obligations set forth in the Separation Agreement.

The foregoing description is intended only as a summary of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement and Release, dated as of July 19, 2010, by and between the Company and Paul Burrin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ David R. Mersten
David R. Mersten
Senior Vice President, General Counsel and Secretary

Date: July 23, 2010